EXHIBIT 5.1
                              March 31, 1998
Board of Directors
Sonic Automotive, Inc.
5401 East Independence Boulevard
Charlotte, North Carolina

Dear Sirs:

         We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance and sale of up to 300,000 shares (the "Shares")of Class A Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the Company's Employee Stock Purchase Plan (the "Plan"). This opinion is furnished to you for filing with the Commission pursuant to item 601(b)(5) of Regulation S-K promulgated under the Act.


         In our representation of the Company, we have examined the Registration Statement, the Plan, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended to date, all actions of the Company's Board of Directors recorded in the Company's minute book, the form of certificate evidencing the Shares and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

         Based upon the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares proposed to be offered and sold by the Company under the Plan have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act and to compliance with any applicable Blue Sky laws and to the issuance of such Shares in accordance with the provisions of the Plan, the Shares will be legally issued, fully paid and non-accessable shares of Common Stock of the Company.

         The opinions expressed herein are limited to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the Act.

         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,

                           PARKER, POE, ADAMS & BERNSTEIN L.L.P.